TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     United International
 Holdings

Name of Security:                           United International Holdings 0 %
 to 2/15/03,
-----------------
10.75% to the maturity of 02/15/08

Years of Issuers Operations:                         9

Date of Purchase:                                    01/30/98

Number of Units Purchased:                  1,200,000

Price Per Unit:                                      $59.069

Total Price Paid:                                    $708,828

Portfolio Assets on Trade Date:                      $26,079,222

 % Gross Underwriting Spread:                        2.25%

Underwriting Type:                                   Firm

 Total Offering:                                     1,375,000,000

25% of Offering:                                     343,750,000 Par value
3% of Total Assets:                                  $782,376.66

Underwriter:                                         Donaldson, Lufkin &
Jenrette Securities Corporation

                                                     Merrill Lynch & Co

                                                     Morgan  Stanley Dean
 Witter

                                                     TD Securities

Broker from whom Portfolio purchased:                Merrill Lynch